Lifeline Therapeutics, Inc. Names Gerald J. Houston Chief Financial Officer

DENVER, Colo. (Jan. 4, 2006) -- Lifeline Therapeutics, Inc. (OTCBB: LFLT), maker of Protandim®, today named Gerald J. (“Jerry”) Houston as its chief financial officer, effective immediately. Former CFO William B. Kutney will consult with the Company to ensure a smooth transition.

“I am pleased to have Jerry join us at Lifeline,” said Stephen Onody, CEO. “His vast experience in both financial and business operations for public and privately held companies will serve us well, particularly in the areas of strategic planning, financial reporting, operations, and corporate integration. His caliber of experience is a prerequisite for our eventual move to a more efficient market for our common stock.”

Mr. Houston has most recently provided financial management consulting to early stage healthcare and biotechnology companies. Prior to that, as CFO of OpVista, Inc., an optical transport systems company based in Irvine, CA, he spearheaded the raising of $28 million in private funding as well as the establishing of the financial and administrative base of the company. He has held senior financial management positions at ROLM Corporation, IBM, Measurex Corporation and Spacelabs Medical. He received his B.A. from Georgetown University and M.B.A. from the Wharton School of Finance and Commerce.

ABOUT LIFELINE THERAPEUTICS

Lifeline Therapeutics, Inc., is a publicly traded company (OTCBB: LFLT) based in Denver, Colo., that markets Protandim®, a patent-pending dietary supplement that increases the body's natural antioxidant protection.

Oxidative stress (cell damage caused by free radicals) occurs as a person ages or is subjected to stresses such as certain illnesses. TBARS are harmful, reactive substances that indicate the level of oxidative stress in the body. New data from a study of 29 men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40%, and the age-related increase in TBARS was eliminated. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural activity of antioxidant enzymes.

For more information, please visit the company Web site at www.lifelinetherapeutics.com or the Protandim® product Web site at www.protandim.com.

Forward-Looking Statements

Statements about the Company’s future expectations and all other statements in this press release other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this release, the words “anticipate,” “estimate,” “expect,” “intend,” “plans,” “projects,” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Because one or more of these risks or uncertainties may materialize, or one or more of the underlying assumptions may prove to be inaccurate, or for other reasons, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In all instances, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences include the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages, the length of time for scientific advances to reach the market (if they ever reach the market), the fact that the Company currently has only one product, uncertain demand for the Company’s product, and industry competition, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission.

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